Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Xiuzhi Sun, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Cambell International Holding Corp. (the “Report”); and

2.	Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

Dated: November 9, 2023	By:	/s/ Xiuzhi Sun
Xiuzhi Sun
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)